Exhibit 99.1

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release ("Agreement") is entered as of August 26, 2008 between HEMACARE CORPORATION (“HemaCare”) on the one hand and JOSEPH MAURO (“Mauro”) and VALENTIN ADIA (“Adia”) on the other hand, with reference to the following:

RECITALS

WHEREAS, in or around August 2006, HemaCare on the one hand and Mauro and Adia on the other hand, entered a Stock Purchase Agreement, which the parties amended in or around November, 2006 (“SPA”);

WHEREAS, pursuant to the SPA, HemaCare purchased all of Mauro’s and Adia’s issued and outstanding stock of Teragenix Corporation, a Florida corporation (“Teragenix”) which, after the transaction, became known as HemaCare BioScience, Inc. (“HemaCare BioScience”);

WHEREAS, as consideration for the purchase of the Teragenix stock, HemaCare, among other things, transferred to Mauro and Adia, 376,000 shares of HemaCare common stock.  Mauro and Adia currently have in their possession 248,000 shares of HemaCare common stock (“HemaCare Stock”).  HemaCare also delivered to Mauro and Adia promissory notes in the amount of $200,000 (“Promissory Notes”) (copies of the Promissory Notes are attached hereto as Exhibit “A”);

WHEREAS, disputes have arisen in connection with the SPA and the Promissory Notes;

WHEREAS, HemaCare filed a lawsuit against Mauro and Adia in the Los Angeles County Superior Court, bearing Case No. LC082173 (the “Lawsuit”), alleging causes of action against Mauro and Adia for fraudulent inducement, fraud and breach of contract;

WHEREAS, Mauro and Adia have alleged that HemaCare owes Mauro and Adia $200,000, plus interest, based on the amounts of the Promissory Notes;

WHEREAS, this Agreement is a compromise of the claims and liabilities alleged between the parties to this Agreement and shall not be construed as an admission of liability or wrongdoing by the parties or by any of the individuals or entities released in this Agreement; and

WHEREAS, the parties desire to fully and finally settle and resolve all disputes and differences which exist or may exist between them.

In consideration of the Recitals and covenants below, the parties agree as follows:

AGREEMENT

1.           No Admission of Liability.  The parties mutually acknowledge and agree that (i) the settlement, (ii) the delivery of this Agreement, (iii) the consideration provided for in this Agreement, and (iv) everything contained or omitted from this Agreement, shall not be interpreted or construed as an admission of liability.  Rather, this Agreement represents the settlement of disputed claims and the parties expressly deny any liability.

2.           Consideration.  As consideration for this Agreement, the receipt and sufficiency of which are hereby acknowledged, Mauro and Adia shall, simultaneously, with the execution of this Agreement: (i)  cancel the Promissory Notes and waive all payments, interest or other rights associated with the Promissory Notes; (ii) pay to HemaCare the following:  (a)  Mauro shall pay to HemaCare the amount of Twenty-Seven Thousand, Six-Hundred and Twenty-One Dollars and 88/100 ($27,621.88); and (b) Adia shall pay to HemaCare the amount of Twenty-Two Thousand, Three Hundred Seventy-Eight and 12/100 ($22,378.12); (iii) transfer to HemaCare all right, title and interest in and to the HemaCare Stock;

3.           Dismissal of the Lawsuit.  After receipt of this Agreement fully executed by Mauro and Adia and after Mauro and Adia provide to HemaCare all the consideration specified in paragraph 2 above, HemaCare agrees to dismiss the Lawsuit with prejudice and serve on Mauro and Adia a conformed copy of the dismissal.

4.           Releases by Mauro and Adia.  Effective on signing this Agreement, and with the exception of the obligations stated in this Agreement, Mauro and Adia, for themselves and for each of their respective representatives, heirs, agents, successors and assigns (collectively “Mauro and Adia Releasors”), irrevocably release and forever discharge HemaCare and each of its employees, affiliates, predecessors, successors, subsidiaries, agents, servants, officers, directors, principals, owners, stockholders, representatives, insurers, investors, members, attorneys, experts, parent and related companies, joint venturers, assigns and any and all of their associated, affiliated or related persons or entities of any type or nature whatsoever, whether current or former (collectively “Mauro’s and Adia’s Releasees”), of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever whether now known or unknown, suspected or unsuspected which the Mauro and Adia Releasors now have, own, or hold, or at any time heretofore ever had, owned or held, or could, shall or may hereafter have, own or hold including any claim under any rule, statute, regulation or local law (“Mauro’s and Adia’s Released Claims”).  Mauro and Adia acknowledge and agree that the term Mauro’s and Adia’s Released Claims includes, but is not limited to claims in connection with the Promissory Notes, the HemaCare Stock, the SPA, as well as any claim for contract (oral, written, implied in fact or implied in law) or tort, including alter ego or agency claims, or claims for interference, defamation, wrongful termination, infliction of emotional distress, discrimination, retaliation, fraud, misrepresentation, and any claim, lien, liability, matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date of this Agreement.

5.           Releases by HemaCare.  Effective on signing this Agreement, and with the exception of the obligations stated in this Agreement, HemaCare irrevocably releases and forever discharges Mauro and Adia of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever whether now known or unknown, suspected or unsuspected which HemaCare now has, owns, or holds, or at any time heretofore ever had, owned or held, or could, shall or may hereafter have, own or hold including any claim under any rule, statute, regulation or local law (“HemaCare’s Released Claims”).  HemaCare acknowledges and agrees that the term HemaCare’s Released Claims includes, but is not limited to claims alleged in the Lawsuit as well as any claim for contract (oral, written, implied in fact or implied in law) or tort, including claims for interference, fraud, misrepresentation, and any claim, lien, liability, matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date of this Agreement.

6.           Scope.  It is the parties’ intention in giving and accepting the consideration in this Agreement, and in executing this Agreement that this Agreement shall be a full and final release of all claims.  The parties acknowledge familiarity with Section 1542 of the Civil Code of the State of California which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

7.           Waiver and Acknowledgment.  The parties waive any right or benefit each has or may have under Section 1542, or under any similar law of similar effect in any jurisdiction, including under Florida law, to the full extent each may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.  The parties acknowledge they may hereafter discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of this Agreement, and that it is their intention to fully and forever settle and release all disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist or heretofore have existed and that in furtherance of such intention the releases herein given shall be and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.

8.           No Assignment.  The parties warrant and represent that neither they, nor anyone on their behalf, previously assigned or transferred or purported to assign or transfer to any person or entity not a party to this Agreement any claims released in this Agreement, or any part or portion thereof.  Specifically, Mauro and Adia warrant and represent that each of them is the sole owner of all rights, title and interests in and to the Promissory Notes and that their cancellation of the Promissory Notes eliminates all obligations in connection with the Promissory Notes.  Mauro and Adia further warrant and represent that each of them is the sole owner of all rights, title and interest in and to the HemaCare stock which they are hereby transferring to HemaCare.  Mauro and Adia further warrant and represent that they alone have full and complete authority to cancel the Promissory Notes and that no other individual or entity has any interest in the Promissory Notes or needs to provide consent in order to cancel the Promissory Notes.  Mauro and Adia acknowledge, however, that HemaCare BioScience filed an Assignment for the Benefit of Creditors, pursuant to Florida Statutes Section 727 et al. (“Assignee”).  Mauro and Adia agree that nothing in this Agreement is intended to cause a release of their claims filed with the Assignee or of any claims the Assignee may have against Mauro and Adia.  The parties acknowledge and agree that these warranties and representations are essential and material terms of this Agreement without which none of the consideration received in connection herewith would have been made or delivered.  The foregoing warranties and representations shall survive the delivery of this Agreement, and the parties shall each indemnify and hold the other harmless from any claims, demands or actions which have been assigned or transferred, or purported to have been assigned or transferred, in violation of the foregoing representation and warranty, including all damages, attorneys’ fees and costs if there is a breach or purported breach of these representations and warranties.

9.           Representations and Warranties.  The parties represent and warrant that the following statements are true, correct and complete and the parties shall indemnify and hold the other harmless from and against any claim arising out of any breach or claimed breach of these representations and warranties:

a.           Agreement Explained.  The parties had the opportunity to obtain a complete explanation from legal counsel of their own choosing as to the meaning and legal effect of each term in this Agreement.  The parties entered into this Agreement with full knowledge as to the meanings and effects of this Agreement.

b.           No Actions or Proceedings.   Other than the Lawsuit there is no pending or threatened suit, proceeding or compliance review before any court, governmental agency, or arbitrator with respect to Mauro’s and Adia’s Released Claims or with respect to HemaCare’s Released Claims.  The parties agree to immediately dismiss with prejudice any such suit, proceeding or compliance review and provide proof of such dismissal immediately to the parties’ counsel.

c.           Actions By Third Parties.  The parties agree not to benefit from any lawsuit, administrative proceeding or compliance review brought by any other person or agency against any of the individuals and entities released in this Agreement, to the fullest extent of law.

10.        Notice.  Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the parties at the corresponding addresses below.  The parties shall be obligated to notify each other in writing of any change in address.  Notice of change of address shall be effective only when done in accordance with this Section.

HemaCare’s Notice Address:
Attention Sue Bendavid
Lewitt, Hackman, Shapiro, Marshall & Harlan
16633 Ventura Blvd.
Suite 1100
Encino, CA 91436

Mauro’s Notice Address:
12590 Little Palm Lane
Boca Raton, FL  33428

Adia’s Notice Address:
11001 Sunset Ridge Circle
Boynton Beach, FL  33473

11.        General Provisions.

a.           Law.  This Agreement shall be interpreted, enforced and governed under California law.

b.           Severability.  The provisions of this Agreement shall be severable.  If any provision is held by an arbitrator or a court of competent jurisdiction to be unenforceable, in whole or in part, the remainder shall remain in effect and the stricken provision shall be replaced, to the extent possible, with an enforceable provision as similar in tenor as legally possible.

c.           Counterparts.  This Agreement may be signed by facsimile and in one or more counterparts, each of which shall be deemed an original instrument and together shall constitute the entire Agreement.

d.           Entire Agreement.  This is the entire Agreement of the parties relating to the transactions set forth herein, and all prior understandings, representations and statements, oral, written or implied, concerning this transaction are superseded by this Agreement.  No amendments will be valid unless written and signed by both parties.  The parties acknowledge they are not executing this Agreement in reliance on any oral promise, representation or warranty not contained herein.

e.           Binding on Heirs.  This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal successors of the parties hereto.

f.           Negotiated Agreement.  This Agreement is the result of negotiations between the parties.  Any ambiguity shall not be construed against either side on the basis of such side having drafted or prepared the language of any provision.

g.           Payments of Costs, Expenses, and Fees.  All costs and expenses incurred in negotiating this Agreement and in connection with the Lawsuit shall be borne by each party by themselves.  If any claim, controversy, dispute or legal action is brought in connection with the terms or conditions of this Agreement or for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred, in addition to any other relief to which they may be entitled, whether or not suit or arbitration is filed and whether or not any such suit or arbitration proceeds to judgment.

h.           Understood Agreement/Independent Counsel.  The parties acknowledge they read and understood this Agreement, in its entirety, and are voluntarily entering into this Agreement of their own free will, without duress or undue influence by any non-party or by any party to this Agreement.  The parties, and each of them, acknowledge, represent and warrant that they were represented by independent legal counsel of their own choice throughout all negotiations preceding and occurring in connection with the negotiation and execution of this Agreement.

Joseph Mauro /s/ Joseph Mauro	HemaCare Corporation /s/ Julian Steffenhagen By: Julian Steffenhagen Its: Interim Chief Executive Officer

Valentin Adia

/s/ Valentin Adia